EXHIBIT  10.3



STOCK OPTION PLAN OF THE COMPANY





                               MID AM, INC.


                          1992 STOCK OPTION PLAN








                   As Amended by the Board of Directors

                               16 June 1994

                                    and

                              19 October 1995


<PAGE  2>

                             TABLE OF CONTENTS


                                 ARTICLE I
                       PURPOSE AND SCOPE OF THE PLAN

     1.01 ESTABLISHMENT. . . . . . . . . . . . . . . . . . .  1
     1.02 PURPOSE. . . . . . . . . . . . . . . . . . . . . .  1
     1.03 DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1
     1.04 ADMINISTRATION . . . . . . . . . . . . . . . . . .  3
     1.05 TOTAL NUMBER OF SHARES TO BE OPTIONED. . . . . . .  3
     1.06 ELIGIBILITY. . . . . . . . . . . . . . . . . . . .  4


                                ARTICLE II
                      PROVISIONS RELATING TO OPTIONS

     2.01 CHARACTER OF OPTIONS . . . . . . . . . . . . . . .  9
     2.02 TERMS AND CONDITIONS OF OPTIONS. . . . . . . . . .  9
     2.03 DATE OF GRANTING OF OPTIONS. . . . . . . . . . . . 12
     2.04 EXERCISE OF OPTION - PURCHASE OF SHARES. . . . . . 12
     2.05 NO OBLIGATION TO EXERCISE OPTION . . . . . . . . . 16


                                ARTICLE III
                            GENERAL PROVISIONS

     3.01 WITHHOLDING TAXES FOR AWARDS . . . . . . . . . . . 16
     3.02 CHANGE IN STOCK, ADJUSTMENTS, ETC. . . . . . . . . 18
     3.03 DURATION, AMENDMENT AND TERMINATION. . . . . . . . 20
     3.04 APPLICATION OF FUNDS . . . . . . . . . . . . . . . 21
     3.05 LEGAL AND OTHER REQUIREMENTS . . . . . . . . . . . 21
     3.06 EFFECTIVE DATE OF PLAN . . . . . . . . . . . . . . 22


<PAGE  3>

                                 ARTICLE I
                       PURPOSE AND SCOPE OF THE PLAN

1.01 ESTABLISHMENT

          Mid Am, Inc. (the "Company"), an Ohio corporation, hereby establishes a plan to be called the 1992 Mid Am, Inc.
Stock Option Plan (the "Plan").

1.02 PURPOSE

          The purpose of the Plan is to promote the long term growth and prosperity of Mid Am, Inc. by providing Officers, Directors and key employees, who are in a position to contribute materially to the prosperity of the Company, a financial incentive through stock ownership to make significant contributions toward this success. The Plan is designed to attract and retain key employees and directors and to encourage them to acquire an ownership interest. The Plan provides for granting these individuals options for the purchase of common shares of the Company. The Plan also allows Officers, Directors, and all employees to elect option grants in lieu of cash compensation.

1.03 DEFINITIONS

          Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the Committee, of not less than three (3) directors, which is appointed by the Board to administer the Plan. These directors shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

          (c) "Company" shall mean Mid Am, Inc., an Ohio corporation, and its subsidiaries.

          (d) "Key Employees" shall mean employees at the level of senior vice president or above and any other officers of the Company who, in the sole determination of the Special Projects Committee have rendered valuable service to the Company, or whose present or potential service to the Company merits the grant of options.


<PAGE  4>

          (e) "Non-employee Directors" shall mean all statutory directors of the Company and its subsidiaries who are not employees of the Company or any of its subsidiaries.

          (f) "Incentive Stock Option" shall mean an Option that qualifies as an Incentive Stock Option as described in Section 422A of the Code.

          (g) "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

          (h) "Option" shall mean a right to purchase shares of common stock, granted pursuant to the Plan, in the form of grant options or elective options as defined in the Plan.

          (i) "Optionee" shall mean a Participant to whom Options have been granted in accordance with the provisions of the Plan.

          (j) "Option Price" shall mean the purchase price for Stock under an Option, determined pursuant to the Plan.

          (k) "Participant" shall mean any employee of Mid Am, Inc., whether a Key Employee or not, and any Director of the Company to whom an Option is granted under the Plan.

          (l)  "Plan" shall mean this 1992 Mid Am, Inc. Stock
               Option Plan and the 1994 Amendment to the 1992
               Stock Option Plan (the "Amendment").

          (m) "Stock" shall mean the common stock of the Company, no par value.

1.04 ADMINISTRATION

          The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan to a committee of directors (the "Committee") appointed by the Board and composed of not less than three (3) members of the Board. If the Board chooses to appoint a Committee, all references to the Board shall be deemed to refer to the Committee.

          The Board from time to time may adopt (and thereafter amend and rescind) rules and regulations for carrying out the


<PAGE  5>

Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Board shall be final and conclusive. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

1.05 TOTAL NUMBER OF SHARES TO BE OPTIONED

          The maximum number of shares of common stock of the Company which may be issued upon exercise of options under the Plan shall not exceed seven percent of the total shares outstanding, subject to adjustment as provided in Section 3.02
(a). The shares to be transferred or sold under the Plan shall be authorized but unissued shares of common stock or authorized shares held as treasury stock. The Company shall purchase any other shares required for the Plan on the open market or from private sources. In the event that any options under the Plan expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all such options may again be subject to an option or transfer under the Plan.

1.06 ELIGIBILITY

          (a) "Grant Options" may be awarded from time to time only to Officers, Directors and Key Employees of the Company. The Board will, in its discretion, determine the Officers and Key Employees to be awarded "Grant Options", the time or times at which such options shall be granted and in connection therewith, the number of shares to be covered by each grant of such options and the manner in which they may be exercised. In making this determination, the Board may take into consideration the value of the services rendered by the respective individuals, their present and/or potential contributions to the success of the Company and such other factors which the Board may deem relevant in accomplishing the purpose of the Plan. All terms and conditions of "Grant Options", other than options granted to Non-employee Directors, shall be subject to all restrictions and conditions imposed by the Board,and these terms and conditions need not be the same for all Optionees of "Grant Options". Eligible Directors are all Non-employee Directors of the Company. The award of "Grant Options" to these Non-employee Directors is not subject to the discretion of the Board. Directors serving on the


<PAGE  6>

               Committee who are Non-employee Directors may receive "Grant Options".

          (b)  Grant Options to Non-employee Directors "Grant
               Options" to Non-employee Directors shall be awarded as follows:

               (1)  Following adoption of the Plan, each
                    non-employee director of the Company shall be granted an option for 1,000 shares of stock. Also, following adoption of the Plan, each non-employee director of each of the subsidiaries of the Company shall be granted an option for 700 shares of stock.

               (2) Each person subsequently elected or appointed to serve as a non-employee director of the Company or its subsidiaries after adoption of this Plan shall, upon his or her initial appointment or election automatically be granted an option for 1,000 shares of stock if a director of the Company or for 700 shares of stock if a director of any of the Company's subsidiaries, if elected or appointed more than six months prior to the third Thursday of November in any given year.If elected or appointed less than six months prior to the third Thursday of November in any given year, the director shall receive the initial grant of 1,000 or 700 shares respectively, on the annual grant date of the third Thursday of November, in lieu of the annual grant of 500 or 350 shares, respectively.

               (3) Beginning on the third Thursday in November in the year immediately succeeding adoption of this Plan, and continuing each third Thursday in November thereafter, each non-employee director of the Company shall automatically granted an option for 500 shares of stock and each non-employee director of any subsidiary of the Company shall automatically be granted an option for 350 shares of stock.

               (4) If any director serves as a director of both the Company and of one or more subsidiaries, he or she shall be entitled only to one initial and one yearly grant, which shall in


<PAGE  7>

                    each case be the larger grant to which he or she is entitled.

          (c)  Elective Options

               "Elective Options" may be granted to Non-employee Directors and to all employees of the Company in lieu of cash compensation. The Board will, in its discretion, determine which employees are entitled to elect options in lieu of cash compensation, the amount of cash compensation for which "Elective Options" may be elected as a substitution, the time or times at which such elections must be made and such options shall be granted in this manner, the number of shares to be covered by each grant of "Elective Options", and the manner in which such options may be exercised. In making this determination, the Board may take into consideration the current and prospective economic condition of the Company and such other factors which the Board may deem relevant in accomplishing the purpose of the Plan. All terms and conditions of options granted, other than options granted to Non-employee Directors, shall be subject to all restrictions and conditions imposed by the Board, and these terms and conditions need not be the same for all Optionees. Any Optionee subject to
               Section 16 of the Exchange Act receiving Elective Options" shall not sell any shares of the Company's stock (whether related to an option or not) within six months of an "Elective Option" grant, without the prior approval of the Company's General Counsel. Directors eligible for "Elective Options" are all Non-employee Directors of the Company. Directors serving on the committee who are Non-employee Directors may receive "Elective Options".

          (d) Elective Options to Non-employee Directors

               (1) In accordance with Rule 16b-3(c)(2)(i)(C), promulgated under Section 16 of the Securities Exchange Act of 1934, each Non-employee Director may elect to receive options for a number of shares equivalent to a portion or the entire amount of retainer and attendance fees the Non-employee Director would normally be entitled to receive in cash. Equivalency will be determined by a wholly independent third party using a fixed schedule of payments for retainers


<PAGE  8>

               and attendance fees.

               (2) By June 30, 1994 or by December 31st of each year thereafter, to the extent that "Elective Options" are offered, a Non-employee Director may elect, in writing, to receive all or a percentage of his or her retainer and attendance fees, for the immediately following six-month period, in "Elective Options" in lieu of cash. The written election to receive "Elective Options" in lieu of cash must state the portion of compensation that a Non-employee Director wishes to receive in "Elective Options".

               (3) A written election to receive "Elective
               Options" remains in effect and is irrevocable for the immediately following period and applies to each subsequent period unless the election expressly provides otherwise or until it is revoked or changed, prior to the commencement of the next period. It must include a designation of beneficiary or beneficiaries to receive amounts distributable in the event of Optionee's death.

          (e) Nothing in the Plan, or in any grant of options shall confer on any person any right to continue in the employ of the Company, nor interfere with the right of the Company to terminate the person's employment at any time. No employee shall have a right to be selected as an Optionee, nor, having been so selected, to be selected again as an Optionee.


















<PAGE  9>


                                ARTICLE II
                      PROVISIONS RELATING TO OPTIONS

2.01 CHARACTER OF OPTIONS

          It is the intent of the Plan that options granted shall be Incentive Stock Options as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), to the extent, and only to the extent, that these options are so identified in writing. All options not identified as Incentive Stock Options at the time of grant are intended to be "nonqualified" or "nonstatutory" stock options which are not Incentive Stock Options.

2.02 TERMS AND CONDITIONS OF OPTIONS

          Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in a form not inconsistent with the Plan, provided that the substance of the following terms and conditions be included:

          (a) Option Price: The price at which each share of common stock covered by the Option may be purchased shall be determined by the Board, but shall not be less than 100 percent of the fair market value of the common stock subject to the stock option on the date of grant. Fair market value shall be defined as the closing price on the National Market System's NASDAQ quotation service on the trading day immediately preceding grant.

          (b) Term of Option: The Option and any related right shall not be exercisable after the expiration of ten (10) years from the date the option was granted.

          (c) Nontransferable: The Option and any related right shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

          (d) Upon the termination of Optionee's employment by the Company or relationship with the Board for any reason other than death, Optionee may exercise available Options pursuant to Section 2.04 of the Plan until the earlier of the expiration of its


<PAGE 10>

               original term or:

               1) if termination is due to retirement, one (1) year after termination;

               2)   if termination is due to total and permanent
                     disability as determined by the Board, one
                    (1) year after termination;

               3)   if termination is for any other reason, two
                    (2) months after the date of notice of
                    termination, provided however, that in the case of Elective Options and termination is not for cause, one (1) year after termination. Leaves of absence for periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

          (e) Death of Optionee: In the event of the death of an Optionee during the period in which an option is exercisable (as set forth in Subsection (b) above), the option granted to that person and any related right shall be exercisable only within the twelve (12) months next succeeding such death, and then only:

               1) by the executor, executrix, administrator, or administratrix of Optionee's estate or by the person or persons to whom Optionee's rights under the option shall pass by Optionee's will or the laws of descent and distribution,and

               2)   if and to the extent that Optionee was
                    entitled to exercise the option at the date of Optionee's death, provided that in no event shall the option be exercisable more than ten (10) years after the date it was granted.

2.03 DATE OF GRANTING OF OPTIONS

          The granting of an option pursuant to the Plan shall take place on the date the Board decides to grant the option. Within thirty (30) days of the granting of the option, the Company shall notify Optionee of the grant of the option and, within sixty (60) days of the granting of the option, submit to Optionee a Stock Option Agreement duly executed by and on behalf


<PAGE 11>

of the Company, with the request that Optionee execute the agreement within thirty (30) days after the mailing by the Company of the agreement to Optionee. If Optionee shall fail to execute the written option agreement within this 30-day period, Optionee's option shall be automatically terminated unless otherwise determined by the Board.

2.04 EXERCISE OF OPTION - PURCHASE OF SHARES

          (a) Unless otherwise determined by the Board, and except for "Elective Options" in lieu of cash compensation elected pursuant to subsections 1.06
               (c) or (d), one-fifth of the total number of shares subject to a "Grant Option" awarded under the Plan to an Officer or Key Employee shall become exercisable one year from date of grant and one-fifth on each of the four succeeding anniversaries, provided the Officer or Key Employee remains in the employ of the Company on those respective dates. An Officer or Key Employee Optionee's right to purchase shares with respect to options which become exercisable shall be cumulative during the term of the option.
               Grant Options" awarded to Non-employee Directors shall become exercisable immediately following the date of the grant. "Elective Options" elected by employees shall become exercisable immediately following the date of the grant. "Elective Options" elected by Non-employee Directors shall become exercisable on the date after the date of grant on which cash compensation for retainers and attendance fees would have been payable to the participant. Any "Elective Option" granted for attendance fees not actually earned will lapse in an amount equivalent to the unearned fees.

          (b) An option shall be exercisable by purchase of shares only upon payment to the Company of the full option price, as defined in Section 2.02, of the shares with respect to which the option is exercised; provided, however, that the Company shall not be required to deliver any certificates for shares of Company common stock purchased upon the exercise of an option prior to:

               1) if requested by the Company, the filing with the Company by Optionee or purchaser acting under Subsection 2.02(e) of a representation in writing that at the time of exercise it is


<PAGE 12>

                    Optionee's or purchaser's then present
                    intention to acquire the shares being
                    purchased for investment and not for resale, or

               2) the completion of any registration or other qualification of shares under any state or Federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable. An Optionee shall have none of the rights of a shareholder until shares are issued to Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date a stock certificate is issued.

          (c) Payment for shares shall be in United States dollars, payable in cash or by check, determined as of the date of exercise, equal to the number of shares with respect to which the option is exercised multiplied by the Option Price per share. An option shall be deemed exercised on the date payment and written request are received by the Board or by any person designated by the Board.

          (d) Optionee may elect to use common stock valued at the Fair Market Value on the last business day preceding the exercise date to pay all or part of the exercise price of an option, subject to conditions the Committee may impose through the adoption of rules or regulations or otherwise, provided, however, that this form of payment shall not be permitted unless at least one hundred (100) shares of common stock are delivered for this purpose.

          (e) No Optionee or Optionee's executor, executrix, administrator, or administratrix, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for the shares are issued to this person or them under the terms of the Plan.

          (f) No option may, at any time, be exercised with respect to a fractional share. No fractional shares will be issued.


<PAGE 13>

          (g) Notwithstanding the provisions of subsections (c) and (d) of this Section 2.04, Optionees not subject to Section 16 of the Exchange Act may, with the consent of the Company, simultaneously exercise options and sell the underlying shares to the Company, and the Company shall withhold from the gross proceeds an amount equal to the number of shares with respect to which the options are exercised multiplied by the Option Price per share.

2.05 NO OBLIGATION TO EXERCISE OPTION

          Granting of an option shall impose no obligation on Optionee to exercise the option.



































<PAGE 14>


                                ARTICLE III
                            GENERAL PROVISIONS

3.01 WITHHOLDING TAXES FOR AWARDS

          Each Optionee shall, as a condition of exercising an Option, pay to the Company the amount, if any, required to be withheld from distributions resulting from exercise under applicable Federal and state income tax laws ("Withholding Taxes"). Withholding Taxes shall be payable as of the date income from the exercise is included in Optionee's gross income for federal income tax purposes (the "Tax Date"). Optionee may satisfy this requirement by electing one of the following methods (or a combination), which election is subject to the approval of the Board:

          (a) remitting to the Company in cash or by check the amount of the Withholding Taxes;

          (b) remitting to the Company a number of shares of common stock having an aggregate Fair Market Value as of the last business day preceding the Tax Date equal to the amount of the Withholding Taxes;

          (c) electing to have the Company withhold from the distribution the number of shares of common stock having an aggregate Fair Market Value as of the last business day preceding the Tax Date equal to the amount of the Withholding Taxes.

          Any election by Optionee pursuant to clause (b) or (c) of this Section 3.01 must be made on or prior to the Tax Date and is irrevocable. In addition, if Optionee is subject to Section 16 of the Exchange Act, an election pursuant to clause (b) or (c) of this Section 3.01 cannot be made until at least six (6) months after the Grant Date (except that this limitation shall not apply in the event the death or disability of Optionee occurs prior to the expiration of the six (6) month period), and election must be made either by the date which is at least six (6) months prior to the Tax Date or during any period beginning prior to the Tax Date which begins on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following this date.


<PAGE 15>

3.02 CHANGE IN STOCK, ADJUSTMENTS, ETC.

          (a) In the event that the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and this adjustment of outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the Option Price per share; provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the Option Price, shall be made in a manner which will not establish a new measurement date for the purposes of determining compensation expense under the provisions of the Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees, as amended. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (b) Change in Control. Upon the Change in Control of the Company, as defined below, each stock option granted shall be immediately vested and fully exercisable as of the effective date of the Change in Control. After the effective date of the Change in Control, the option shall remain fully exercisable until it would otherwise expire by reason of lapse of time. "Change in Control"


<PAGE 16>

               means any one or more of the following events:
               (a) the merger or consolidation of Employer with or into any other corporation and Employer is not the surviving corporation; (b) in excess of
               24.99 percent of the outstanding common stock of Employer is owned, held or controlled by an entity, person or group acting in concert with the power to control the Company as that term is defined in Rule 405 of the Securities Act of 1933;
               (c) the sale or exchange of in excess of 24.99 percent of the assets of Employer to any entity, person, or group acting in concert; (d) the recapitalization, reclassification of securities or reorganization of Employer which has the effect of either subpart (b) or (c) above; (e) the issuance by Employer of securities in an amount in excess of 24.99 percent of the outstanding common stock of Employer to any entity, person, or group acting in concert and intending to exercise control of Employer or (f) the removal, termination or retirement of more than 49 percent of the members of the Board of Directors.

3.03 DURATION, AMENDMENT AND TERMINATION

          The Company may at any time terminate the Plan or make amendments as it shall deem advisable and in the best interests of the Company without further action on the part of the holders of Company voting stock; provided, however, that no termination or amendment shall, without the consent of the individual to whom any option shall have been granted, affect or impair the rights of that individual under the option, and provided further, that unless the holders of Company voting stock shall have approved in accordance with Rule 16b-3(b) of the Exchange Act, no amendment of this Plan shall be made whereby:

     1) the total number of shares which may be optioned under the Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Section 3.02 (a) hereof;

     2)   the terms of the options shall be extended;

     3)   the minimum Option Price shall be decreased; or

     4) the class of individuals to whom options may be granted shall be changed.


<PAGE 17>

3.04 APPLICATION OF FUNDS

          The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company.

3.05 LEGAL AND OTHER REQUIREMENTS

          The obligation of the Company to sell and deliver common stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.



3.06 EFFECTIVE DATE OF PLAN

          This Plan shall become effective October 15, 1992, provided that it has been adopted by the affirmative vote of a majority of the outstanding shares of the Company present and entitled to vote at a meeting of stockholders at which a quorum is present within one (1) year of its adoption by the Company. The Plan shall be null and void and of no effect if this condition is not fulfilled, and in this event each stock option granted shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.


Executed at _________________________ this ______ day of

___________________, 19____.

                                   MID AM, INC.

                         ______________________________________

                         By____________________________________